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                                 (TELEWEST LOGO)

                                                                    Exhibit 10.6

5 May 2004                                           Telewest Communications plc
                                                     160 Great Portland Street
                                                     London W1 W 5QA

                                                     Telephone 020 7299 5000
                                                     Fax 020 7299 6000
                                                     www.te1ewest.co.uk

BAM! Entertainment Inc
333 West Santa Clara Street
Suite 716
San Jose
California
95113

Dear Sirs

VIS ITV LIMITED REPAYMENT OF LOAN AND SUBSCRIPTION FOR SHARES OF BAM! ENTERTAINMENT INC. ("BAM!")

1.    INTRODUCTION

1.1 BAM! made an offer (the "OFFER") on 24 March 2004 to the shareholders of Vis Entertainment Limited ("VIS ENTERTAINMENT") to acquire the entire issued share capital of Vis Entertainment.

1.2 We are writing in connection with the proposed repayment to us of part of the debt owed to us by Vis iTV Limited ("VIS ITV"), which is a private limited company owned as to 50% by Flextech Television Limited ("FTL") and as to 50% by Vis Entertainment. It is further proposed that FTL or another member of the group of companies owned by Telewest Communications plc ("THE TELEWEST GROUP") will then subscribe for shares in BAM! at the lower of (1) the closing price of the BAM! Shares on the NASDAQ Stock Market (or, if the BAM! Shares cease trading on the NASDAQ Stock Market, such other national securities trading market in which primary trading of the BAM! Shares occurs) on the date of completion of the Offer and (2) the average of the closing price of the BAM! Shares on each of the five trading days immediately preceding completion of the Offer (the "BAM! SUBSCRIPTION PRICE ").

1.3 The current amount owed by Vis iTV to members of The Telewest Group is 6726,496.14 (the "TELEWEST TRADING BALANCE"). The current amount owed by Vis iTV to Vis Entertainment is 6285,873.43 (the "VIS ENTERTAINMENT TRADING BALANCE"). It has been agreed that BAM! will advance to Vis iTV and Vis iTV will pay to FTL such money as is necessary to reduce the Telewest Trading Balance to a level equal to the aggregate of the Vis

                                                    Telelwest Communications pic
                                                    Export House
                                                    Cawsey Way
                                                    Woking
                                                    Surrey GU21 5QX

                                                    Reg in England No 2983307
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      Entertainment Trading Balance and the amount so advanced. The amount of such advance will therefore be &220,3 11.36 (the "PAYMENT AMOUNT").

1.4 The matters to be carried out pursuant to this Letter Agreement are in place of the previous oral agreement between us and Vis Entertainment Limited relating to the equalisation of amounts owed by Vis iTV to each of Vis Entertainment Limited and The Telewest Group that was agreed at the time of entering into the transactions with SOE Development Limited on 10 October 2003

1.5 BAM! and FTL intend that the provisions of this Letter Agreement will be binding upon them upon receipt by FTL (including receipt of a facsimile copy) of a duplicate of this Letter Agreement duly signed on behalf of BAM!.

2.    CONDITIONS

2.1 The obligations of BAM! and FTL set out in paragraphs 3 and 4 of this letter shall be conditional upon the Offer becoming unconditional in all respects (the "CONDITION").

3.    REPAYMENT OF DEBT BY VIS ITV

3.1 BAM! shall, as soon as practicable following satisfaction of the Condition and in any event within 30 days of the Offer becoming unconditional in all respects, advance to Vis iTV by way of loan an amount equal to the Payment Amount and shall procure to the extent that it is able that Vis iTV shall pay to FTL an amount equal to the Payment Amount in settlement of part of the Telewest Trading Balance.

4.    SUBSCRIPTION FOR BAM! SHARES

4.1 In consideration of and following the fulfilment of the obligations undertaken by BAM! in paragraph 3.1 above and following satisfaction of the Condition, FTL shall procure that a member of The Telewest Group shall subscribe an amount equal to the Payment Amount for shares in BAM! at the BAM! Subscription Price.

4.2 The shares in BAM! shall be of the same class and have the same registration rights as the consideration shares issued by BAM! in connection with the Offer.

5.    COMPLETION

5.1 BAM! and FTL shall use all reasonable endeavours to procure that the matters referred to in paragraphs 3 and 4 above shall be completed as soon as practicable following satisfaction of the Condition and in any event
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      within 30 days of such satisfaction. Completion of the matters in paragraph 4 above shall take place immediately following and shall be a condition subsequent to completion of the matters referred to in paragraph 3 above.

6.    GENERAL

6.1 This Letter Agreement constitutes the whole agreement between BAM! and FTL to its subject matter.

6.2 No variation of this Letter Agreement shall be effective unless made in writing and signed by each of BAM! and FTL.

6.3 BAM! and FTL do not intend that any term of this Letter Agreement shall be enforceable solely by virtue of the Contracts (Rights of Third Parties) Act 1999 by any person who is not a party to this Letter Agreement.

6.4 Nothing in this Letter Agreement is intended to give rise to any obligation of BAM!, Vis iTV, Vis Entertainment or FTL to make any further payment or do any further thing that is not expressly set out herein.

6.5 This Letter Agreement is not intended as a waiver or variation of any right or power existing pursuant to any existing arrangement between Vis iTV, Vis Entertainment and/or FTL, all of which shall remain in full force and effect.

6.6 BAM! and FTL each undertake to each other to do such further things and to sign and execute such further deeds, agreements and instruments as may be necessary to give effect to this Letter Agreement.

6.7 BAM! and FTL hereby acknowledge that this Letter Agreement has been entered into without either of them having full opportunity to consider all tax and accounting issues relating to the arrangements set out herein. Accordingly, each of BAM! and FTL agree to co-operate in good faith in considering any restructuring of the arrangements set out herein which may be necessary to achieve the intended commercial effect with more advantageous tax or accounting treatment. BAM! and FTL acknowledge that where appropriate payments referred to in this Letter Agreement shall be netted off against each other rather than requiring that cash be paid.

7.    COSTS AND EXPENSES

      Except as otherwise stated in this Letter Agreement, each of BAM! and FTL shall pay its own costs and expenses in relation to the negotiation, preparation, execution and carrying into effect of this Letter Agreement and all documents ancillary to it.

8.    GOVERNING LAW AND JURISDICTION
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      This Letter Agreement shall be governed by and construed in accordance with English law and BAM! and FTL hereby irrevocably submit to the non-exclusive jurisdiction of the English Courts as regards any claim or matter arising in relation to this Letter Agreement.
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Please acknowledge your acceptance of and agreement to the terms of this Letter
Agreement by signing and returning the attached duplicate.

Yours faithfully

(ILLEGIBLE SIGNATURE)

FLEXTECH TELEVISION LIMITED

We hereby acknowledge our acceptance and agreement of the terms of this Letter Agreement


/s/ STEPHEN AMBLER
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For and on behalf of BAM! Entertainment Inc.